UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2010

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2010, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships that will commence on January 1, 2011. Two member directors and three independent directors were elected to serve on the Bank’s Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency ("Finance Agency"). A description of the Bank’s director election process is contained in the Bank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2010 (the "2009 10-K").

James H. Clayton was re-elected to serve a four-year term as a member director representing the state of Mississippi. Mr. Clayton serves as Chairman and Chief Executive Officer of Planters Bank and Trust in Indianola, Mississippi and has served as a director of the Bank since 2005. Mr. Clayton currently serves on the Board of Directors’ Executive Committee, Affordable Housing and Economic Development Committee (for which he serves as Chairman), and Strategic Planning Committee.

Ron G. Wiser was elected to serve a four-year term as a member director representing the state of New Mexico. Mr. Wiser serves as a director, President and Chief Executive Officer of Bank of the Southwest in Roswell, New Mexico. Mr. Wiser has served as a director of the Bank since January 15, 2010, when he was appointed by the Board of Directors of the Bank to fulfill the unexpired term of a member director representing the state of New Mexico. Mr. Wiser currently serves on the Board of Directors’ Audit Committee (for which he serves as Vice Chairman) and Risk Management Committee.

Patricia P. Brister and Mary E. Ceverha were elected to serve as independent directors. Ms. Brister will serve a one-year term and Ms. Ceverha will serve a four-year term.

Ms. Brister serves as a board member of the Habitat for Humanity St. Tammany West in Mandeville, Louisiana and has served as an independent (formerly appointive) director of the Bank since 2008. In addition, Ms. Brister previously served a three-year term on the Bank's Board of Directors from January 2002 through December 2004 and was Vice Chairman of the Bank's Board of Directors in 2004. Ms. Brister currently serves on the Board of Directors’ Government Relations Committee (for which she serves as Vice Chairman) and Compensation and Human Resources Committee.

Ms. Ceverha, a civic volunteer who resides in Dallas, Texas, has served as an independent (formerly appointive) director of the Bank since 2004. Since December 2005, she has served as Vice Chairman of the Bank's Board of Directors. From January 2005 to December 2005, she served as Acting Vice Chairman of the Bank's Board of Directors. Ms. Ceverha currently serves on the Board of Directors’ Executive Committee (for which she serves as Vice Chairman), Audit Committee, Risk Management Committee, Compensation and Human Resources Committee, Strategic Planning Committee, Government Relations Committee, and Affordable Housing and Economic Development Committee.

One new independent director, Darryl D. Swinton, was elected to serve a four-year term as a public interest director. Mr. Swinton serves as the financial manager and business administrator for Better Community Development, Inc. in Little Rock, Arkansas. In addition, he serves as that organization's Director of Housing & Economic Development. Mr. Swinton has served as a member of the Bank's affordable housing Advisory Council since January 2005 and as its Chairman since February 2009. His term as a member of the Bank's Advisory Council will expire on December 31, 2010.

At the time of filing this report, the committees of the Bank’s Board of Directors to which Mr. Swinton will be named have not been determined, nor has it been determined whether Ms. Brister, Ms. Ceverha, Mr. Clayton or Mr. Wiser will continue to serve on the same committees in 2011.

For a description of the Bank’s director compensation, please refer to Item 11 of the Bank’s 2009 10-K.

Since January 1, 2009, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank’s products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve as member directors of the Bank. The Bank’s products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

The terms of directors Bobby L. Chain and John B. Stahler will expire on December 31, 2010. Mr. Chain has served as an independent (formerly appointive) director since 2004. Mr. Stahler has served as a member director representing the state of Texas since 2001.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 17, 2010, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2011.

For the member directorships commencing on that date, James H. Clayton was the sole nominee for the one member directorship representing the state of Mississippi and Ron G. Wiser was the sole nominee for the one member directorship representing the state of New Mexico. With one nominee for each of the member directorships representing the states of Mississippi and New Mexico, members were not requested to cast votes for those positions. There were no open member directorships for the states of Arkansas, Louisiana or Texas. By order of the Finance Agency on June 21, 2010, the Director of the Finance Agency designated four member directorships for the state of Texas for 2011. This order reduced by one seat the number of member directorships currently representing the state of Texas and, as a result, an election was not held to fill the expiring term of John B. Stahler. As discussed in Item 5.02, Mr. Stahler's term as a member director representing the state of Texas will expire on December 31, 2010.

In addition, there were three nominees for the three independent directorships commencing on January 1, 2011. There were 923 member institutions in the Bank’s five-state district that were eligible to vote for the independent directorships, of which 287 institutions cast a total of 7,255,552 votes. Patricia P. Brister, Mary E. Ceverha and Darryl D. Swinton received 2,301,634 votes, 2,492,751 votes and 2,461,167 votes, respectively. Each nominee received at least 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which they were nominated.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 22, 2010	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Accounting Officer